UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2006

Hawaiian Electric Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Hawaii	1-8503	99-0208097
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Richards Street, Honolulu, Hawaii		96813
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(808) 543-5662

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Hawaiian Electric Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Hawaii	1-4955	99-0040500
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Richards Street, Honolulu, Hawaii		96813
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(808) 543-7771

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

A. Capital Expenditure Programs and Financing Requirements

The following is an update of Hawaiian Electric Company, Inc.'s (HECO’s) Consolidated Capital Expenditure Programs and Financing Requirements in "Management’s Discussion and Analysis of Financial Condition and Results of Operations" (see "Electric Utilities--Financial Condition--Liquidity and capital resources," which is incorporated herein by reference to pages 49-50 of Hawaiian Electric Industries, Inc.'s (HEI’s) and HECO’s Form 10-Q for the quarter ended September 30, 2005):

Capital Expenditures Programs

Capital expenditures include the costs of projects which are required to meet expected load growth, to improve reliability and to replace and upgrade existing equipment. Gross capital expenditures requiring the use of cash totaled approximately $212 million in 2004, of which $133 million was attributable to HECO, $49 million to Hawaii Electric Light Company, Inc. (HELCO) and $30 million to Maui Electric Company, Limited (MECO). Approximately 48% of the 2004 gross capital expenditures was for transmission and distribution projects and approximately 42% was for generation projects, with the balance for general plant and other. Cash contributions in aid of construction received in 2004 totaled $9 million. For the first nine months of 2005, gross capital expenditures requiring the use of cash totaled approximately $92 million for HECO, $37 million for HELCO and $23 million for MECO.

The electric utilities’ current consolidated forecast of net capital expenditures, which excludes from gross capital expenditures the allowance for funds used during construction (AFUDC) and capital expenditures funded by third-party contributions in aid of construction, for the five-year period 2006 through 2010, is currently estimated to total approximately $0.8 billion. Approximately 50% of gross capital expenditures forecast for this period, including AFUDC and third-party contributions in aid of construction, is for transmission and distribution projects, with 42% for generation projects and the remaining 8% for general plant and other. These estimates do not include expenditures, which could be material, that would be required to comply with cooling water intake structure regulations adopted by the U.S. Environmental Protection Agency in 2004, or the proposed Clear Skies Bill, if adopted by Congress.

Management periodically reviews capital expenditure estimates and the timing of construction projects. These estimates may change significantly as a result of many considerations, including changes in economic conditions, changes in forecasts of kilowatthour sales and peak load, the availability of purchased power and changes in expectations concerning the construction and ownership of future generating units, the availability of generating sites and transmission and distribution corridors, the ability to obtain adequate and timely rate increases, escalation in construction costs, the impacts of demand side management programs, the effects of opposition to proposed construction projects and requirements of environmental and other regulatory and permitting authorities.

Financing Requirements

The electric utilities’ consolidated financing requirements for the years 2006 through 2010, primarily for net capital expenditures, are currently estimated to total approximately $0.8 billion. HECO’s consolidated internal sources (primarily consolidated cash flows from operations comprised mainly of net income, adjusted for non-cash income and expense items such as depreciation, amortization and deferred taxes, and changes in working capital), after the payment of common stock and preferred stock dividends, are currently not expected to provide sufficient cash to meet consolidated financing requirements and to reduce the level of short-term borrowings. Debt financing is expected to be required to fund this shortfall and any unanticipated expenditures not included in the 2006 through 2010 forecast, such as increases in the costs of or an acceleration of the construction of capital projects, unbudgeted acquisitions or investments in new businesses and significant increases in contributions to retirement benefit plans.

The electric utilities participate in pension and other postretirement benefit plans. Funding for the qualified pension plans is based upon actuarially determined contributions that consider the amount deductible for income tax purposes and the funding requirements under the Employee Retirement Income Security Act of 1974, as amended (ERISA). Although the electric utilities were not required to make any contributions to the qualified pension plans to meet minimum funding requirements pursuant to ERISA for 2005, 2004 and 2003, they made voluntary contributions in those years. With respect to the postretirement benefit plans, the electric utilities policy is to comply with directives from the Public Utilities Commission of the State of Hawaii (PUC) to fund the costs. Additional contributions to the retirement benefit plans may be required, or may be made even if not required, and such contributions could be in amounts substantially in excess of the amounts currently included in the electric utilities forecast of their consolidated financing requirements for the period 2006 through 2010.

The PUC must approve issuances of long-term debt for HECO, HELCO and MECO and in December 2005, an application was filed with the PUC requesting approval to issue up to a total of $165 million in taxable unsecured obligations for HECO, MECO and HELCO (up to $100 million for HECO, up to $15 million for MECO and up to $50 million for HELCO). The MECO and HELCO taxable unsecured obligations will be fully and unconditionally guaranteed by HECO.

It is anticipated that the net proceeds from the sale of the taxable unsecured obligations will be used for capital expenditures and/or to repay short-term borrowings (including borrowings from affiliates) incurred for capital expenditures or to refinance short-term borrowings used for capital expenditures. As of December 31, 2005, the short-term indebtedness of HECO consisted of approximately $136.2 million of commercial paper, and $5.3 million of borrowings from MECO. As of December 31, 2005, the short-term indebtedness of HELCO consisted of approximately $49.7 million of borrowings from HECO, and the short-term indebtedness of MECO was nil.

B. Pension and other postretirement benefits

The following is an update to the pension and other postretirement benefits discussion in "Management’s Discussion and Analysis of Financial Condition and Results of Operations" (see "Pension and other postretirement benefits," which is incorporated herein by reference to pages 35 to 37 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2005 and Item 8.01 Other Events "Pension and Other Postretirement Benefits," of HEI’s and HECO’s Form 8-K dated December 13, 2005):

Although the Company was not required to make any contributions to the pension plans to meet minimum funding requirements under ERISA in 2005, the Company made contributions to the retirement benefit plans totaling $25 million ($18 million by the electric utilities, of which $7.5 million was contributed to the qualified pension plan in December 2005), in part to avoid the risk of a charge to accumulated other comprehensive income (AOCI) if the accumulated benefit obligation exceeds the fair value of the qualified pension plan assets at year-end. The Company is awaiting the certified fair value statement of the plan assets as of December 31, 2005, before it can determine if it has an additional minimum liability for the qualified pension plans.

Forward-Looking Statements

This document may contain "forward-looking statements," which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this document should be read in conjunction with the "Cautionary Statements and Risk Factors that May Affect Future Results" discussion (which is incorporated by reference herein) set forth on page iv of HEI's and HECO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and in HEI's and HECO’s future periodic reports that discuss important factors that could cause HEI's and HECO’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this document.

This combined Form 8-K represents separate filings by HEI and HECO. Information contained herein relating to any individual registrant is filed by each registrant on its own behalf. Neither registrant makes any representations as to the information relating to the other registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Electric Industries, Inc.

January 20, 2006	By:	Eric K. Yeaman

Name: Eric K. Yeaman
Title: Financial Vice President, Treasurer and Chief Financial Officer

Hawaiian Electric Company, Inc.

January 20, 2006	By:	Tayne S. Y. Sekimura

Name: Tayne S. Y. Sekimura
Title: Financial Vice President